Press Release

Excelerate Energy Reports Record Full Year Results for 2025, Provides 2026 Outlook

-- FY 2025 Financial Performance Driven by Jamaica Contribution and Optimization of Global Asset Portfolio --

The Woodlands, TX, February 25, 2026 – Excelerate Energy, Inc. (NYSE: EE) (Excelerate or the Company) today reported its financial results for the fourth quarter ended December 31, 2025.

RECENT Highlights

•
Reported Net Income of $39.1 million for the fourth quarter and $167.0 million for the full year 2025
•
Reported Adjusted Net Income of $39.7 million for the fourth quarter and $199.3 million for the full year 2025
•
Reported Adjusted EBITDA of $112.5 million for the fourth quarter and $449.3 million for the full year 2025
•
Commenced LNG cargo deliveries into Bangladesh in January 2026 under the previously announced 15-year LNG Sale and Purchase agreements with QatarEnergy and Petrobangla
•
Declared a quarterly cash dividend of $0.08 per share, payable on March 26, 2026

CEO Comment

“2025 was a defining year for Excelerate Energy, marked by strong execution, reliable operations, and robust financial results,” said Steven Kobos, president and CEO of Excelerate. “We delivered record net income and adjusted EBITDA for the year, demonstrating the earnings power of our contracted infrastructure portfolio and the value created through integration.”

Kobos continued, “Excelerate is exceptionally well positioned in today’s macro environment, where energy security and dependable delivery are paramount. Our scalable LNG and power infrastructure solutions allow us to meet evolving customer needs and extend our presence in both new and existing markets.”

“Looking ahead, our focus is on securing new growth opportunities and extending the earnings profile of the business further in the coming years. We remain deliberate in our approach to integrating our assets and deploying capital, with a clear emphasis on long‑term value creation for shareholders.”

2026 GUIDANCE

•
Full year 2026 Adjusted EBITDA is expected to range between $515 million and $545 million
•
Maintenance Capex is expected to range between $100 million and $110 million
•
Committed Growth Capital, which is defined as capital allocated and committed to specific investments for previously approved capital projects, is expected to range between $370 million and $400 million

FOURTH quarter AND FULL YEAR 2025 Financial REsults

	For the three months ended		For the full year ended
(In millions, except per share amounts)	December 31, 2025	September 30, 2025	December 31, 2025	December 31, 2024
Revenues	$317.6	$391.0	$1,228.3	$851.4
Operating Income	70.4	87.2	266.7	215.0
Net Income	39.1	55.0	167.0	153.0
Adjusted Net Income (1)	39.7	57.1	199.3	153.0
Adjusted EBITDA (1)	112.5	129.3	449.3	348.2
Earnings Per Share (diluted)	0.28	0.43	1.28	1.27
Adjusted Earnings Per Share (diluted) (1)	0.29	0.45	1.52	1.27

(1) See the reconciliation of non-GAAP financial measures to the most comparable GAAP financial measure in the section titled "Non-GAAP Reconciliation" below.

Net income and Adjusted EBITDA for the full year 2025 increased as compared to the prior year, primarily due to the contribution from the Jamaica acquisition and increased LNG, gas and power sales opportunities. The increase in net income was partially offset by higher interest expense associated with the Company’s 2030 Notes and transition and transaction costs incurred in connection with the Jamaica acquisition.

Net Income and Adjusted EBITDA decreased sequentially from the third quarter primarily due to a full Atlantic basin cargo delivery in third quarter compared to a partial Atlantic basin cargo delivery in the fourth quarter, increased business development expense, timing of operating expenses, and modestly lower LNG, gas, and power direct margin in Jamaica following Hurricane Melissa in the fourth quarter.

Key Commercial Updates

In January 2026, Excelerate commenced LNG cargo deliveries into Bangladesh under its 15‑year LNG Sale and Purchase Agreements with QatarEnergy and Petrobangla. Together, these back-to-back agreements strengthen the reliability of Excelerate’s global LNG platform and support the continued expansion of the Company’s integrated LNG business.

In January 2026, Hull 3407, which is being constructed by HD Hyundai Heavy Industries in South Korea, completed its sea trials and is advancing through final commissioning activities, including gas trials and cryogenic testing, ahead of expected delivery in the second quarter. This construction milestone is an important next step as Excelerate continues to prepare the vessel for delivery and deployment to the integrated LNG import terminal in Iraq.

In October 2025, Excelerate executed a definitive commercial agreement with a subsidiary of Iraq’s Ministry of Electricity for the development of the country’s first LNG import terminal at the Port of Khor Al Zubair. The integrated project includes a five‑year agreement for regasification services and LNG supply with extension options, and a minimum contracted offtake of 250 million standard cubic feet per day (MMscf/d). Engineering and procurement activities are underway and site mobilization has commenced. Commercial operations are on track to commence in the third quarter of 2026, subject to final permitting, construction timelines, and other contractual provisions.

Liquidity and capital resources

As of December 31, 2025, Excelerate had $538.2 million in unrestricted cash and cash equivalents and the Company had no letters of credit under its revolving credit facility. All of the $500 million of capacity under the revolving credit facility was available for borrowings as of December 31, 2025.

QUARTERLY CASH DIVIDEND UPDATE

On February 19, 2026, Excelerate’s Board of Directors approved a quarterly cash dividend equal to $0.08 per share, or $0.32 per share on an annualized basis, of Class A common stock. The dividend is payable on March 26, 2026, to Class A common stockholders of record as of the close of business on March 11, 2026.

2026 Financial Outlook

The Company expects Adjusted EBITDA to range between $515 million and $545 million for the full year 2026. Maintenance Capex for 2026 is expected to range between $100 million and $110 million. Committed Growth Capital is expected to range between $370 million and $400 million. The full year committed growth capital range is largely comprised of costs related to the final payment for Hull 3407 and costs associated with the integrated terminal project in Iraq.

Actual results may differ materially from the Company’s outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below.

Investor Conference Call and Webcast

The Excelerate management team will host a conference call for investors and analysts at 8:30 a.m. Eastern Time (7:30 a.m. Central Time) on Thursday, February 26, 2026. Investors are invited to access a live webcast of the conference call via the Investor Relations page on the Company’s website at www.excelerateenergy.com. An archived replay of the call and a copy of the presentation will be on the website following the call.

ABOUT EXCELERATE ENERGY

Excelerate Energy, Inc. is a U.S.-based LNG company located in The Woodlands, Texas. Excelerate is changing the way the world accesses cleaner forms of energy by providing integrated services along the LNG-to-power value chain with an objective of delivering rapid-to-market and reliable LNG solutions to customers. The Company offers a full range of services from floating LNG regasification terminals to downstream infrastructure development to LNG supply and power generation. Excelerate has a presence in Abu Dhabi, Antwerp, Boston, Buenos Aires, Chattogram, Dhaka, Doha, Dubai, Hanoi, Helsinki, Jamaica, Karachi, London, Rio de Janeiro, Singapore, Washington, D.C., and Wilhelmshaven. For more information, please visit www.excelerateenergy.com.

USE OF NON-GAAP FINANCIAL MEASURES

The Company reports financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). Included in this press release are certain financial measures that are not calculated in accordance with GAAP. They are designed to supplement, and not substitute, Excelerate’s financial information presented in accordance with GAAP. The non-GAAP measures as defined by Excelerate may not be comparable to similar non-GAAP measures presented by other companies, and you are cautioned not to place undue reliance on this information. The presentation of such measures, which may include adjustments to exclude non-recurring items, should not be construed as an inference that Excelerate’s future results, cash flows or leverage will be unaffected by other non-recurring items. Management believes that the following non-GAAP financial measures provide investors with additional useful information in evaluating the Company's performance and valuation. See the reconciliation of non-GAAP financial measures to the most comparable GAAP financial measure, including those measures presented as part of the Company’s 2026 Financial Outlook, in the section titled “Non-GAAP Reconciliation” below.

Adjusted Gross Margin

The Company uses Adjusted Gross Margin, a non-GAAP financial measure, which it defines as revenues less cost of LNG, gas and power and operating expenses, excluding depreciation and amortization, to measure its operational financial performance. Management believes Adjusted Gross Margin is useful because it provides insight into profitability and true operating performance excluding the implications of the historical cost basis of the Company’s assets.

Adjusted Net Income

The Company uses Adjusted Net Income, a non-GAAP financial measure, which it defines as net income plus tax-effected transition and transaction expenses. Management believes Adjusted Net Income is useful because it provides insight into profitability excluding the impact of non-recurring charges related to the Jamaica acquisition.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure included as a supplemental disclosure because management believes it is a useful indicator of the Company’s operating performance. The Company defines Adjusted EBITDA as net income before interest expense, income taxes, depreciation and amortization, accretion, non-cash long-term incentive compensation expense and items such as charges and non-recurring expenses that management does not consider as part of assessing ongoing operating performance.

The Company adjusts net income for the items listed above to arrive at Adjusted EBITDA because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. This measure has limitations as certain excluded items are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. The Company's presentation of Adjusted EBITDA should not be construed as an inference that its results will be unaffected by unusual or non-recurring items. For the foregoing reasons, Adjusted EBITDA has significant limitations that affect its use as an indicator of the Company’s profitability and valuation.

Adjusted Earnings Per Share

The Company uses Adjusted Earnings Per Share ("EPS"), a non-GAAP financial measure, which it defines as diluted EPS plus the per share impact of its tax-effected transition and transaction expenses. Management believes Adjusted EPS is useful because it provides insight on per share profitability excluding the impact of non-recurring charges related to the Jamaica acquisition.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about Excelerate and our industry that involve substantial risks and uncertainties. All statements other than statements of historical fact contained in this press release, including, without limitation, statements regarding: the commercial agreement for the development of Iraq’s first LNG import terminal, including the expected timeline and benefits to Excelerate; our future results of operations or financial condition, including our 2026 outlook, business strategy and plans, expansion plans and strategy; economic conditions, both generally and in particular in the regions in which we operate or plan to operate; the delivery and use of the new FSRU, Hull 3407; plans for the reliquefaction unit on the floating regasification terminal Experience; and projections regarding annual results, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “consider,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described under “Risk Factors” in Excelerate’s Annual Report on Form 10‐K for the year ended December 31, 2024, our other filings with the Securities and Exchange Commission (the “SEC”), and those identified in this press release, including, but not limited to, the following: unplanned issues, including time delays, unforeseen expenses, cost inflation, materials or labor shortages, which could result in delayed project startup receipt of payment or existing or anticipated project cancellation; our ability to realize the anticipated benefits of the Jamaica acquisition, and our ability to manage integration risks of the Jamaica acquisition including expected accretion to earnings per share and the expected increase to our operating cash flow; the competitive market for LNG regasification services; changes in the supply of and demand for and price of LNG and natural gas and LNG regasification capacity; our need for substantial expenditures to maintain and replace, over the long-term, the operating capacity of our assets; risks associated with conducting business outside of the United States, including political, legal and economic risk; our ability to obtain and maintain approvals and permits from governmental and regulatory agencies with respect to the design, construction and operation of our facilities and provision of our services; our ability to access financing on favorable terms; our debt level and finance lease liabilities, which may limit our flexibility in obtaining additional financing, or refinancing credit facilities upon maturity; our financing agreements, which include financial restrictions and covenants and are secured by certain of our floating regasification terminals; our ability to enter into or extend contracts with customers and our customers’ failure to perform their contractual obligations; our ability to purchase or receive physical delivery of LNG in sufficient quantities to satisfy our delivery and sales obligations or at attractive prices; our ability to maintain relationships with our existing suppliers, source new suppliers for LNG and critical components of our projects and complete building out our supply chain; the technical complexity of our infrastructure assets; the risks inherent in operating our infrastructure assets; customer termination rights in our contracts; adverse effects on our operations due to disruption of third-party facilities; infrastructure constraints and community and political group resistance to existing and new LNG and natural gas infrastructure over concerns about the environment, safety and terrorism; shortages of qualified officers and crew impairing our ability to operate or increasing the cost of crewing our floating regasification terminals; acts of terrorism, war or political or civil unrest; compliance with various international treaties and conventions and national and local environmental, health, safety and maritime conduct laws that affect our operations; and other risks, uncertainties and factors set forth in any of our filings with the SEC. These risks and uncertainties are described more fully in our other filings with the SEC, including our most recent Annual Report on Form 10-K. All forward-looking statements are based on assumptions or judgments about future events that may or may not be correct or necessarily take place and that are by their nature subject to significant uncertainties and contingencies, many of which are outside the control of Excelerate. The occurrence of any such factors, events or circumstances would significantly alter the results set forth in these statements.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. For example, the current global economic uncertainty and geopolitical climate, including trade and tariff developments, wars and conflicts, and world or regional health events, including pandemics and epidemics and governmental and third-party responses thereto, may give rise to risks that are currently unknown or amplify the risks associated with many of the foregoing events or factors. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this press release. While we believe that we have a reasonable basis for the forward-looking statements contained herein, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

CONTACTS

Investors

Craig Hicks

Excelerate Energy

Craig.Hicks@excelerateenergy.com

Media

Stephen Pettibone / Frances Jeter

FGS Global

Excelerate@fgsglobal.com

or

media@excelerateenergy.com

Excelerate Energy, Inc.

Consolidated Statements of Income (Unaudited)

	For the three months ended		For the full year ended
	December 31, 2025	September 30, 2025	December 31, 2025	December 31, 2024
	(In thousands, except share and per share amounts)
Revenues
Terminal services	$153,549	$145,881	$596,628	$612,164
LNG, gas and power	164,024	245,163	631,635	239,273
Total revenues	317,573	391,044	1,228,263	851,437
Operating expenses
Cost of LNG, gas and power (exclusive of items below)	134,756	201,885	537,827	227,745
Operating expenses	51,220	44,524	183,705	215,610
Depreciation and amortization	32,403	31,758	111,322	98,939
Selling, general and administrative expenses	28,153	23,439	94,487	94,148
Transition and transaction expenses	675	2,217	34,233	—
Total operating expenses	247,207	303,823	961,574	636,442
Operating income	70,366	87,221	266,689	214,995
Other income (expense)
Interest expense	(24,566)	(24,899)	(81,206)	(47,365)
Interest expense – related party	(3,189)	(3,236)	(12,932)	(13,657)
Earnings from equity method investment	644	497	2,337	2,247
Other income, net	4,187	3,398	20,024	22,913
Income before income taxes	47,442	62,981	194,912	179,133
Provision for income taxes	(8,356)	(7,937)	(27,894)	(26,099)
Net income	39,086	55,044	167,018	153,034
Less net income attributable to non-controlling interest	29,955	41,092	127,819	120,156
Net income attributable to shareholders	$9,131	$13,952	$39,199	$32,878

Net income per common share – basic	$0.29	$0.44	$1.31	$1.29
Net income per common share – diluted	$0.28	$0.43	$1.28	$1.27
Weighted average shares outstanding – basic	32,015,667	32,001,766	29,879,889	25,400,181
Weighted average shares outstanding – diluted	32,820,094	32,692,679	30,623,297	25,844,735

Excelerate Energy, Inc.

Consolidated Balance Sheets (Unaudited)

	December 31, 2025	December 31, 2024
ASSETS	(In thousands)
Current assets
Cash and cash equivalents	$538,234	$537,522
Current portion of restricted cash	3,239	2,612
Accounts receivable, net	82,714	119,960
Current portion of net investments in sales-type leases	38,870	43,471
Other current assets	90,308	50,714
Total current assets	753,365	754,279
Restricted cash	15,045	14,361
Property and equipment, net	2,132,045	1,622,896
Intangible assets, net	359,221	—
Goodwill	234,994	—
Operating lease right-of-use assets	167,188	4,563
Net investments in sales-type leases	337,944	376,814
Investments in equity method investee	18,095	19,295
Deferred tax assets, net	25,224	27,559
Other assets	88,340	63,448
Total assets	$4,131,461	$2,883,215
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$46,570	$7,135
Accrued liabilities and other liabilities	123,027	70,022
Current portion of deferred revenues	57,135	58,185
Current portion of long-term debt	23,521	46,793
Current portion of long-term debt – related party	10,521	8,943
Current portion of operating lease liabilities	23,904	1,551
Current portion of finance lease liabilities	25,382	23,475
Total current liabilities	310,060	216,104
Long-term debt, net	912,788	286,760
Long-term debt, net – related party	151,431	161,952
Operating lease liabilities	138,744	3,447
Finance lease liabilities	144,608	167,908
TRA liability	51,122	58,736
Asset retirement obligations	62,799	43,690
Long-term deferred revenues	29,196	27,722
Deferred tax liability	64,654	—
Other long-term liabilities	36,981	28,395
Total liabilities	$1,902,383	$994,714
Commitments and contingencies
Class A Common Stock ($0.001 par value, 300,000,000 shares authorized, 34,710,832 shares issued as of December 31, 2025 and 26,432,131 shares issued as of December 31, 2024)	35	26
Class B Common Stock ($0.001 par value, 150,000,000 shares authorized and 82,021,389 shares issued and outstanding as of December 31, 2025 and December 31, 2024)	82	82
Additional paid-in capital	634,811	467,429
Retained earnings	102,640	72,322
Accumulated other comprehensive income (loss)	(112)	502
Treasury stock (2,685,679 shares as of December 31, 2025 and 2,564,058 shares as of December 31, 2024)	(54,981)	(52,375)
Non-controlling interests	1,546,603	1,400,515
Total equity	$2,229,078	$1,888,501
Total liabilities and equity	$4,131,461	$2,883,215

Excelerate Energy, Inc.

Consolidated Statements of Cash Flows (Unaudited)

	For the year ended
	December 31, 2025	December 31, 2024
Cash flows from operating activities	(In thousands)
Net income	167,018	$153,034
Adjustments to reconcile net income to net cash from operating activities
Depreciation and amortization	111,322	98,939
Amortization of operating lease right-of-use assets	15,415	2,005
ARO accretion expense	2,750	1,856
Amortization of debt issuance costs	7,345	3,392
Deferred income taxes	2,998	3,818
Share of net earnings in equity method investee	(2,337)	(2,247)
Distributions from equity method investee	3,330	1,800
Long-term incentive compensation expense	12,005	7,228
(Gain) loss on non-cash items	—	(44)
Changes in operating assets and liabilities:
Accounts receivable	82,954	(21,146)
Other current assets and other assets	(28,456)	(48,975)
Accounts payable and accrued liabilities	68,212	(25,092)
Current portion of deferred revenue	(5,753)	31,016
Net investments in sales-type leases	43,471	25,715
Operating lease assets and liabilities	(14,937)	(2,032)
Tax receivable agreement liability	(7,834)	(3,433)
Other long-term liabilities	3,707	18,603
Net cash provided by operating activities	$461,210	$244,437

Cash flows from investing activities
Net cash paid for acquisition	(1,019,430)	—
Purchases of property and equipment	(162,985)	(113,257)
Net cash used in investing activities	$(1,182,415)	$(113,257)

Cash flows from financing activities
Proceeds from issuance of Class A Common stock, net	201,832	—
Repurchase of Class A Common Stock	—	(50,000)
Proceeds from issuance of long-term debt	800,000	—
Repayments of long-term debt	(186,989)	(44,568)
Repayments of long-term debt – related party	(8,943)	(9,134)
Payment of debt issuance costs	(21,200)	—
Principal payments under finance lease liabilities	(21,589)	(20,504)
Taxes withheld for long-term incentive compensation	(1,353)	(400)
Dividends paid	(8,514)	(3,361)
Distributions	(29,789)	(22,537)
Other financing activities	(314)	1,480
Net cash provided by (used in) financing activities	$723,141	$(149,024)

Effect of exchange rate on cash, cash equivalents, and restricted cash	87	(119)

Net increase (decrease) in cash, cash equivalents and restricted cash	2,023	(17,963)

Cash, cash equivalents and restricted cash
Beginning of period	$554,495	$572,458
End of period	$556,518	$554,495

Excelerate Energy, Inc.

Non-GAAP Reconciliation (Unaudited)

The following table presents a reconciliation of Adjusted Gross Margin to the GAAP financial measures of gross margin for each of the periods indicated.

	For the three months ended		For the full year ended
	December 31, 2025	September 30, 2025	December 31, 2025	December 31, 2024
	(In thousands)
Terminal services	$153,549	$145,881	$596,628	$612,164
LNG, gas and power	164,024	245,163	631,635	239,273
Cost of LNG, gas and power	(134,756)	(201,885)	(537,827)	(227,745)
Operating expenses	(51,220)	(44,524)	(183,705)	(215,610)
Depreciation and amortization expense	(32,403)	(31,758)	(111,322)	(98,939)
Gross Margin	$99,194	$112,877	$395,409	$309,143
Depreciation and amortization expense	32,403	31,758	111,322	98,939
Adjusted Gross Margin	$131,597	$144,635	$506,731	$408,082

The following table presents a reconciliation of Adjusted Net Income to the GAAP financial measures of net income for each of the periods indicated.

	For the three months ended		For the full year ended
	December 31, 2025	September 30, 2025	December 31, 2025	December 31, 2024
	(In thousands)
Net income	$39,086	$55,044	$167,018	$153,034
Add back (deduct):
Transition and transaction expenses	675	2,217	34,233	—
Tax impact on adjustments	(40)	(131)	(1,959)	—
Adjusted net income	$39,721	$57,130	$199,292	$153,034

The following table presents a reconciliation of Adjusted EBITDA to the GAAP financial measures of net income for each of the periods indicated.

	For the three months ended		For the full year ended
	December 31, 2025	September 30, 2025	December 31, 2025	December 31, 2024
	(In thousands)
Net income	$39,086	$55,044	$167,018	$153,034
Interest expense	27,755	28,135	94,138	61,022
Provision for income taxes	8,356	7,937	27,894	26,099
Depreciation and amortization expense	32,403	31,758	111,322	98,939
Accretion expense	821	969	2,750	1,856
Long-term incentive compensation expense	3,365	3,265	11,988	7,245
Transition and transaction expenses	675	2,217	34,233	—
Adjusted EBITDA	$112,461	$129,325	$449,343	$348,195

The following table presents a reconciliation of Adjusted Dilutive EPS to the GAAP financial measures of dilutive EPS for each of the periods indicated.

	For the three months ended		For the full year ended
	December 31, 2025	September 30, 2025	December 31, 2025	December 31, 2024
Earnings Per Share (diluted)	$0.28	$0.43	$1.28	$1.27
Add back:
Transition and transaction expenses	0.01	0.02	0.30	—
Tax impact on adjustments	—	—	(0.06)	—
Adjusted Earnings Per Share (diluted)	$0.29	$0.45	$1.52	$1.27

	2026E	2026E
(In millions)	Low Case	High Case
Income before income taxes	$246	$283
Interest expense	115	110
Depreciation and amortization expense	138	132
Accretion expense	4	3
Long-term incentive compensation expense	12	17
Adjusted EBITDA	$515	$545

Note: We have not reconciled the Adjusted EBITDA outlook to net income, the most comparable measure, because it is not possible to estimate, without unreasonable effort, our income taxes with the level of required precision. Accordingly, we have reconciled these non-GAAP measures to our estimated income before taxes.